                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                                  ICCE, INC.,

                        THE SHAREHOLDERS OF ICCE, INC.,

                         ASRI MERGER SUBSIDIARY, INC.,

                             ACSYS RESOURCES, INC.

                                      AND

                   THE SHAREHOLDERS OF ACSYS RESOURCES, INC.

                         DATED AS OF SEPTEMBER 3, 1997

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
PARTIES...................................................................     1

PREAMBLE..................................................................     1

ARTICLE 1 - TRANSACTIONS AND TERMS OF MERGER..............................     1

     1.1       Merger.....................................................     1
     1.2       Time and Place of Closing..................................     2
     1.3       Effective Time.............................................     2

ARTICLE 2 - TERMS OF MERGER...............................................     2

     2.1       Charter....................................................     2
     2.2       Bylaws.....................................................     2
     2.3       Directors and Officers.....................................     2
     2.4       Board of Directors of ICCE.................................     2

ARTICLE 3 - MANNER OF CONVERTING SHARES...................................     2

     3.1       Conversion of Shares.......................................     2
     3.2       Anti-Dilution Provisions...................................     3
     3.3       Shares Held by ACSYS or ICCE...............................     3
     3.4       Exchange of Shares.........................................     3
     3.5       Rights of Former ACSYS Shareholders........................     4
     3.6       Legending of Securities; Pooling Restrictions..............     4
     3.7       Conversion of Stock Options................................     5
     3.8       Escrow Arrangements........................................     6
     3.9       Escrow Agreement...........................................     7

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF ACSYS AND THE
     ACSYS SHAREHOLDERS...................................................     7

     4.1       Organization, Standing, and Power..........................     7
     4.2       Authority of ACSYS; No Breach By Agreement.................     7
     4.3       Authority of ACSYS Shareholders; No Breach By
               Agreement..................................................     8
     4.4       Capital Stock..............................................     9
     4.5       Financial Statements.......................................     9
     4.6       Absence of Undisclosed Liabilities.........................    10
     4.7       Absence of Certain Changes or Events.......................    10
     4.8       Tax Matters................................................    11
     4.9       Assets.....................................................    12
     4.10      Intellectual Property......................................    13
     4.11      Environmental Matters......................................    13
     4.12      Compliance with Laws.......................................    14
     4.13      Labor and Employment Matters...............................    15
     4.14      Employee Benefit Plans.....................................    15
     4.15      Material Contracts.........................................    17
     4.16      Legal Proceedings..........................................    17
     4.17      Reports....................................................    18
     4.18      Statements True and Correct................................    18

     4.19      Accounting, Tax and Regulatory Matters......................   18
     4.20      Investment Intention........................................   18

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF ICCE AND THE ICCE
     SHAREHOLDERS..........................................................   19

     5.1       Organization, Standing, and Power...........................   19
     5.2       Authority; No Breach By Agreement...........................   19
     5.3       Capital Stock...............................................   20
     5.4       Financial Statements........................................   20
     5.5       Absence of Undisclosed Liabilities..........................   21
     5.6       Absence of Certain Changes or Events........................   21
     5.7       Tax Matters.................................................   22
     5.8       Assets......................................................   23
     5.9       Intellectual Property.......................................   24
     5.10      Environmental Matters.......................................   24
     5.11      Compliance With Laws........................................   25
     5.12      Legal Proceedings...........................................   25
     5.13      Labor and Employment Matters................................   26
     5.14      Employee Benefit Plans......................................   26
     5.15      Statements True and Correct.................................   28
     5.16      Authority of Sub............................................   28
     5.17      Accounting, Tax and Regulatory Matters......................   28
     5.18      Material Contracts..........................................   28
     5.19      Reports.....................................................   29
     5.20      Authority of ICCE Shareholders; No Breach By
               Agreement...................................................   29

ARTICLE 6 - CERTAIN AGREEMENTS.............................................   30
     6.1       Filings with State Offices..................................   30
     6.2       Certain Tax Returns of ACSYS................................   30
     6.3       ACSYS Shareholder Releases..................................   31
     6.4       Accounting and Tax Treatment................................   31

ARTICLE 7 - CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE..............   31
     7.1       Conditions to Obligations of Each Party.....................   31
     7.2       Conditions to Obligations of ICCE...........................   32
     7.3       Conditions to Obligations of ACSYS and the
               ACSYS Shareholders..........................................   33

ARTICLE 8 - INDEMNIFICATION................................................   34

     8.1       Agreement of Indemnitors to Indemnify.......................   34
     8.2       Procedures for Indemnification..............................   36
     8.3       Third Party Claims..........................................   36
     8.4       Indemnification Exclusive Remedy............................   38
     8.5       Survival....................................................   38
     8.6       Time Limitations............................................   38
     8.7       Limitations as to Amount....................................   38
     8.8       Tax Effect and Insurance....................................   39
     8.9       Escrow Claim................................................   39
     8.10      Subrogation.................................................   39

     8.11      Appointment of Indemnitor Representatives...................   39

ARTICLE 9 - TERMINATION....................................................   40

     9.1       Termination.................................................   40
     9.2       Effect of Termination.......................................   41

ARTICLE 10 - MISCELLANEOUS.................................................   41

     10.1      Definitions.................................................   41
     10.2      Expenses....................................................   49
     10.3      Brokers and Finders.........................................   49
     10.4      Entire Agreement............................................   50
     10.5      Amendments..................................................   50
     10.6      Waivers.....................................................   50
     10.7      Assignment..................................................   51
     10.8      Notices.....................................................   51
     10.9      Governing Law...............................................   52
     10.10     Counterparts................................................   52
     10.11     Captions; Articles and Sections.............................   52
     10.12     Interpretations.............................................   52
     10.13     Severability................................................   52

SIGNATURES.................................................................   53

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------


          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of September 3, 1997, by and among ICCE, INC. ("ICCE"), a Georgia corporation; the shareholders of ICCE identified in Schedule I hereto (the "ICCE Shareholders"); ASRI MERGER SUBSIDIARY, INC. ("Sub"), a Pennsylvania corporation; ACSYS RESOURCES, INC. ("ACSYS"), a Pennsylvania corporation; and the shareholders of ACSYS identified in Schedule II hereto (each an "ACSYS Shareholder" and collectively the "ACSYS Shareholders").


                                   PREAMBLE
                                   --------

          The ACSYS Shareholders, the ICCE Shareholders and the respective Boards of Directors of ACSYS, Sub and ICCE are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and, in the case of ACSYS, Sub and ICCE, their respective shareholders. This Agreement provides for the acquisition of ACSYS by ICCE pursuant to the merger of Sub with and into ACSYS. At the effective time of such merger, the outstanding shares of the capital stock of ACSYS shall be converted into the right to receive shares of the common stock of ICCE (except as provided herein). As a result, ACSYS Shareholders shall become shareholders of ICCE and ACSYS shall continue to conduct its business and operations as a wholly owned subsidiary of ICCE. The transactions described in this Agreement are subject to the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and for accounting purposes shall qualify for treatment as a pooling of interests.

          Certain terms used in this Agreement are defined in Section 10.1 of this Agreement.

          NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:


                                   ARTICLE 1
                       TRANSACTIONS AND TERMS OF MERGER
                       --------------------------------

          1.1  MERGER.  Subject to the terms and conditions of this Agreement,
               ------
at the Effective Time, Sub shall be merged with and into ACSYS in accordance with the provisions of Section 1921(a) of the PBCL and with the effect provided in Section 1929 of the PBCL (the "Merger"). ACSYS shall be the Surviving Corporation resulting from the Merger and shall become a wholly owned Subsidiary of ICCE and shall continue to be governed by the Laws of the Commonwealth of Pennsylvania. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of ACSYS, Sub and

ICCE, by ICCE, as the sole shareholder of Sub, and by the ACSYS Shareholders, as the sole shareholders of ACSYS.

          1.2  TIME AND PLACE OF CLOSING.  The closing of the transactions
               -------------------------
contemplated hereby (the "Closing") will take place at 12:00 P.M. on the date that the Effective Time occurs, or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties.

          1.3  EFFECTIVE TIME.  The Merger and other transactions contemplated
               --------------
by this Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the Commonwealth of Pennsylvania (the "Effective Time").


                                   ARTICLE 2
                                TERMS OF MERGER
                                ---------------

          2.1  CHARTER.  The Articles of Incorporation of ACSYS in effect
               -------
immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until duly amended or repealed.

          2.2  BYLAWS.  The Bylaws of ACSYS in effect immediately prior to the
               ------
Effective Time shall be the Bylaws of the Surviving Corporation until duly amended or repealed.

          2.3  DIRECTORS AND OFFICERS.  The directors of Sub in office
               ----------------------
immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Sub in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

          2.4  BOARD OF DIRECTORS OF ICCE.  Effective as of the Effective Time,
               --------------------------
the Board of Directors of ICCE shall take all action necessary to remove or obtain the resignations of Edward K. Turner, Kevin W. Cole, Patricia Homrich and Stephen Tutwiler as directors of ICCE, to elect Harry Sauer, Edward Baumstein and John Ficquette to fill such vacancies, and to reduce the size of the Board to seven.


                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES
                          ---------------------------

          3.1  CONVERSION OF SHARES.  Subject to the provisions of this Article
               --------------------
3, at the Effective Time, by virtue of the Merger and without any action on the part of ICCE, ACSYS,

Sub or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

             (a) Each share of capital stock of ICCE issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

             (b) Each share of Sub Common Stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into one share of ACSYS Common Stock.

             (c) Subject to Section 3.8, each share of ACSYS Common Stock (excluding shares held by any ACSYS Entity or any ICCE Entity) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive a number of shares (the "Exchange Ratio") of ICCE Common Stock (the "Merger Shares") equal to the quotient obtained by dividing 3,659,500 by the number of shares of ACSYS Common Stock (excluding shares held by any ACSYS Entity or any ICCE Entity) issued and outstanding immediately prior to the Effective Time.

          3.2  ANTI-DILUTION PROVISIONS.  In the event ICCE changes the number
               ------------------------
of shares of ICCE Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

          3.3  SHARES HELD BY ACSYS OR ICCE.  Each of the shares of ACSYS Common
               ----------------------------
Stock held by any ACSYS Entity or by any ICCE Entity shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

          3.4  EXCHANGE OF SHARES.  At the Closing, each ACSYS Shareholder shall
               ------------------
surrender each certificate or certificates which represented shares of ACSYS Common Stock immediately prior to the Effective Time (the "Certificates") and shall promptly upon surrender thereof receive in exchange therefor the number of whole Merger Shares issuable in respect of all shares of ACSYS Common Stock held by such ACSYS Shareholder (rounded up to the next nearest share). If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of
(i) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as ICCE may reasonably require and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, ICCE shall issue to such holder the consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. ICCE shall not be obligated to deliver the consideration to which any former holder of ACSYS Common Stock is entitled as a result of the Merger until such holder surrenders such holder's Certificate or Certificates for exchange as provided in this Section 3.4. Any other provision of this Agreement notwithstanding, neither ICCE nor the Surviving Corporation shall be liable to a holder of ACSYS Common

Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law.

          3.5  RIGHTS OF FORMER ACSYS SHAREHOLDERS.  At the Effective Time, the
               -----------------------------------
stock transfer books of ACSYS shall be closed as to holders of ACSYS Common Stock immediately prior to the Effective Time and no transfer of ACSYS Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 3.4, each Certificate theretofore representing shares of ACSYS Common Stock (other than shares to be canceled pursuant to Section 3.3) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 in exchange therefor. Whenever a dividend or other distribution is declared by ICCE on the ICCE Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of ICCE Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of ICCE Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any Certificate until such holder surrenders such Certificate for exchange as provided in Section 3.4. However, upon surrender of such Certificate, both the ICCE Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends payable in respect thereof (without interest) shall be delivered and paid with respect to each share represented by such Certificate.

          3.6  LEGENDING OF SECURITIES; POOLING RESTRICTIONS.
               ---------------------------------------------

               (a) The shares of ICCE Common Stock to be issued in connection with this Agreement will be issued in a transaction exempt from registration under the 1933 Act by reason of Section 4(2) thereof or Regulation D promulgated thereunder, and ICCE is relying on the representations of the ACSYS Shareholders with respect to such exemption. Each ACSYS Shareholder understands and agrees that stop transfer instructions with respect to the shares of ICCE Common Stock received by each ACSYS Shareholder pursuant to the Merger will be given to ICCE's transfer agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

             "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold, transferred or otherwise disposed of unless registered with the Securities and Exchange Commission of the United States and the securities regulatory authorities of applicable states or unless an exemption from such registration is available.

             The securities represented by this certificate are subject to the provisions of an Agreement and Plan of Merger, dated as of September 3, 1997, and may not be sold or otherwise transferred, except in accordance therewith. Copies of such agreement may be obtained at the principal executive offices of ICCE, Inc."

               (b) Each ACSYS Shareholder agrees that he will not sell, transfer, or otherwise dispose of his interests in, or reduce his risk relative to, any of the shares of ICCE

Common Stock into which his shares of ACSYS Common Stock are converted upon consummation of the Merger until such time as ICCE notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. Each ACSYS Shareholder understands and agrees that stop transfer instructions with respect to the shares of ICCE Common Stock received by each ACSYS Shareholder pursuant to the Merger will be given to ICCE's transfer agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

             "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as ICCE, Inc. has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected."

In any decision by ICCE regarding the application of the limitations described in such legend, the words "sell," "transfer," "otherwise dispose of" and "reduce his risk" shall be construed and applied consistent with the criteria of ASR 130 and 135, Staff Accounting Bulletins 75 and 65 and interpretations thereof used by the staff of the SEC.

               (c) The foregoing legends will also be placed on any certificate representing securities issued subsequent to the original issuance of the ICCE Common Stock pursuant to the Merger as a result of any transfer of such shares or any stock dividend, stock split, or other recapitalization as long as the ICCE Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. Upon the request of a ACSYS Shareholder, ICCE shall cause the certificates representing the shares of ICCE Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met.

          3.7  CONVERSION OF STOCK OPTIONS.
               ---------------------------

               (a) At the Effective Time, each ACSYS Option which is outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to ICCE Common Stock, and ICCE shall assume each ACSYS Option, in accordance with the terms of the ACSYS stock option plan and stock option agreement by which it is evidenced (collectively, "ACSYS Stock Plan"), except that from and after the Effective Time, (i) ICCE and its Stock Option Committee shall be substituted for ACSYS and the Committee of ACSYS's Board of Directors (including, if applicable, the entire Board of Directors of ACSYS) administering such ACSYS Stock Plan, (ii) each ACSYS Option assumed by ICCE may be exercised solely for shares of ICCE Common Stock, (iii) the number of shares of ICCE Common Stock subject to such ACSYS Option shall be equal to the number of shares of ACSYS Common Stock subject to such ACSYS Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and
(iv) the per share exercise price under each such ACSYS Option shall be adjusted by dividing the per share exercise price under each such ACSYS Option by the

Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, ICCE shall not be obligated to issue any fraction of a share of ICCE Common Stock upon exercise of ACSYS Options and any fraction of a share of ICCE Common Stock that otherwise would be subject to a converted ACSYS Option shall represent the right to receive a cash payment upon exercise of such converted ACSYS Option equal to the product of such fraction and the difference between the market value of one share of ICCE Common Stock at the time of exercise of such Option and the per share exercise price of such Option. The market value of one share of ICCE Common Stock at the time of exercise of an Option shall be the price determined in accordance with the ICCE Stock Option Plan. In addition, notwithstanding clauses (iii) and (iv) of the first sentence of this Section 3.7, each ACSYS Option which is an "incentive stock option" (if any) shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. ACSYS and ICCE agree to take all necessary steps to effectuate the foregoing provisions of this Section 3.7, including using its reasonable efforts to obtain from each holder of a ACSYS Option any Consent or Contract that may be deemed necessary or advisable in order to effect the transactions contemplated by this Section 3.7.

               (b) As soon as practicable after the Effective Time, ICCE shall deliver to the participants in each ACSYS Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants subject to such ACSYS Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.7(a) after giving effect to the Merger), and ICCE shall comply with the terms of each ACSYS Stock Plan to ensure, to the extent required by, and subject to the provisions of, such ACSYS Stock Plan, that ACSYS Options which qualified as incentive stock options prior to the Effective Time (if any) continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, ICCE shall take all corporate action necessary to reserve for issuance sufficient shares of ICCE Common Stock for delivery upon exercise of ACSYS Options assumed by it in accordance with this Section 3.7.

          3.8  ESCROW ARRANGEMENTS.  In connection with the Closing, ICCE and
               -------------------
the ACSYS Shareholders will establish (or cause to be established) an escrow account (the "Escrow") to satisfy the maximum aggregate payments that may be required to be paid to ICCE pursuant to Section 8.1(a) arising out of a breach of the representations and warranties contained in Section 4.5 ("Escrow Claims"). Each ACSYS Shareholder shall contribute to the Escrow the number of shares (rounded up to the nearest share) equal to the product of each share of ICCE Common Stock held by such ACSYS Shareholder at the Effective Time multiplied by the quotient obtained by dividing 129,000 by the number of shares of ACSYS Common Stock held by ACSYS Shareholders immediately prior to the Effective Time (so that the Escrow shall contain 129,005 shares of ICCE Common Stock, after giving effect to such rounding-up). Upon satisfaction of all Escrow Claims, the remaining escrowed amount relating to the satisfied claim, reduced by payment of the fees and expenses of the escrow agent, will be returned to the ACSYS Shareholders in proportion to their respective contributions of ICCE Common Stock to the Escrow.

          3.9  ESCROW AGREEMENT.  In connection with the Closing, ICCE, each
               ----------------
ACSYS Shareholder and the Indemnitor Representative for the ACSYS Shareholders shall have executed and delivered to the other an escrow agreement (the "Escrow Agreement"), which shall be in the form of Exhibit 1. The number of shares of ICCE Common Stock set forth in Section 3.8 shall be issued pursuant to the terms of the Escrow Agreement and held by Timothy Mann, Jr., as escrow agent.


                                   ARTICLE 4
      REPRESENTATIONS AND WARRANTIES OF ACSYS AND THE ACSYS SHAREHOLDERS
      ------------------------------------------------------------------

          The ACSYS Shareholders and ACSYS, severally, not jointly, hereby represent and warrant to ICCE as follows (except to the extent that any exceptions are made with respect to these representations and warranties in the ACSYS Disclosure Memorandum):

          4.1  ORGANIZATION, STANDING, AND POWER.  ACSYS is a corporation duly
               ---------------------------------
organized, validly existing, and in good standing under the Laws of the Commonwealth of Pennsylvania, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets.
ACSYS is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, an ACSYS Material Adverse Effect. The minute book and other organizational documents for ACSYS have been made available to ICCE for its review and, except as disclosed in
Section 4.1 of the ACSYS Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof. Except as set forth in Section
4.1 of the ACSYS Disclosure Memorandum, ACSYS has no Subsidiaries.

          4.2  AUTHORITY OF ACSYS; NO BREACH BY AGREEMENT.
               ------------------------------------------

               (a) ACSYS has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of ACSYS. This Agreement represents a legal, valid, and binding obligation of ACSYS, enforceable against ACSYS in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

               (b) Neither the execution and delivery of this Agreement by ACSYS, nor the consummation by ACSYS of the transactions contemplated hereby, nor compliance by ACSYS with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of ACSYS's Certificate of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any ACSYS Subsidiary or any resolution adopted by the board of directors or the shareholders of any ACSYS Entity, or (ii) except as disclosed in Section 4.2 of the ACSYS Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any ACSYS Entity under, any Contract or Permit of any ACSYS Entity other than those which are not reasonably likely to have, individually or in the aggregate, an ACSYS Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in Section 7.1(a), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any ACSYS Entity or any of their respective material Assets (including any ICCE Entity or any ACSYS Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any ICCE Entity or any ACSYS Entity being reassessed or revalued by any Taxing authority).

               (c) Other than in connection or compliance with the provisions of the Securities Laws and applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by ACSYS of the Merger and the other transactions contemplated in this Agreement.

          4.3  AUTHORITY OF ACSYS SHAREHOLDERS; NO BREACH BY AGREEMENT.
               -------------------------------------------------------

               (a) Each of the ACSYS Shareholders has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and each of the Ancillary Agreements to which such ACSYS Shareholder is party and to perform its obligations under this Agreement and such Ancillary Agreements. This Agreement represents a legal, valid, and binding obligation of each ACSYS Shareholder, enforceable against each ACSYS Shareholder in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). Upon the execution and delivery by the ACSYS Shareholders of the Ancillary Agreements, the Ancillary Agreements will constitute the legal, valid, and binding obligations of each ACSYS Shareholder, enforceable against each ACSYS Shareholder in accordance with their respective terms.

               (b) Neither the execution and delivery of this Agreement by any ACSYS Shareholder, nor the consummation by any ACSYS Shareholder of the transactions contemplated hereby, nor compliance by any ACSYS Shareholder with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of ACSYS's Certificate of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any ACSYS Subsidiary or the governing instruments of any ACSYS Shareholder that is not a natural person, or
(ii) except as disclosed in Section 4.3 of the ACSYS Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any ACSYS Entity under, any Contract or Permit of any ACSYS Entity other than those which are not reasonably likely to have, individually or in the aggregate, an ACSYS Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in
Section 7.1(a), violate any Law or Order applicable to any ACSYS Shareholder or to any ACSYS Entity or any of their respective material Assets.

               (c) Other than in connection or compliance with the provisions of the Securities Laws, and applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by the ACSYS Shareholders of the transactions contemplated in this Agreement.

          4.4  CAPITAL STOCK.
               -------------

               (a) The authorized capital stock of ACSYS consists of 60,000,000 shares of ACSYS Common Stock, of which 9,747,760 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of ACSYS are duly and validly issued and outstanding and are fully paid and nonassessable under the PBCL. None of the outstanding shares of capital stock of ACSYS has been issued in violation of any preemptive rights of the current or past shareholders of ACSYS. In addition, there are issued and outstanding option agreements between ACSYS and a number of persons whereby such persons will have the right to purchase an aggregate of an additional 297,500 shares of ACSYS Common Stock (a listing of which option agreements is contained in the ACSYS Disclosure Memorandum) (the "ACSYS Options").

               (b) Except as set forth in Section 4.4(a), there are no shares of capital stock or other equity securities of ACSYS outstanding and no outstanding Equity Rights relating to the capital stock of ACSYS. Each of the ACSYS Shareholders is the owner of all right, title and interest (legal and beneficial) in and to that number or amount of Shares set forth next to his name in Section 4.4(a) of the ACSYS Disclosure Memorandum, free and clear of all Liens. Collectively, the ACSYS Shareholders own all right, title and interest (legal and beneficial) in and to all of the issued and outstanding shares of ACSYS's capital stock. Except as specifically contemplated by this Agreement and set forth in Section 4.4(b) of the ACSYS Disclosure Memorandum, no Person has any Contract or any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract for the purchase from the ACSYS Shareholders of any of the Shares, or any Contract or Equity Right for the purchase, subscription or issuance of any securities of ACSYS.

          4.5  FINANCIAL STATEMENTS. Each of the ACSYS Financial Statements
               --------------------
(including, in each case, any related notes) has been (i) prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements) and (ii) fairly presented in all material respects the financial position of ACSYS and its Subsidiaries as at the respective dates and the results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

          4.6  ABSENCE OF UNDISCLOSED LIABILITIES.  Except as disclosed in
               ----------------------------------
Section 4.6 of the ACSYS Disclosure Memorandum, no ACSYS Entity has any Liabilities that are reasonably likely to have, individually or in the aggregate, an ACSYS Material Adverse Effect, except Liabilities which are accrued or reserved against in the balance sheets of ACSYS and its Subsidiaries as of June 30, 1997, included in the ACSYS Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. No ACSYS Entity has incurred or paid any Liability since June 30, 1997, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, an ACSYS Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement. Except as disclosed in Section 4.6 of the ACSYS Disclosure Memorandum, no ACSYS Entity is directly or indirectly liable, by guarantee, indemnity, or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any Liability of any Person for any amounts in excess of $10,000 in the aggregate.

          4.7  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since June 30, 1997,
               ------------------------------------
except as disclosed in Section 4.7 of the ACSYS Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, an ACSYS Material Adverse Effect, and (ii) the ACSYS Entities have not:

               (a) incurred any additional debt obligation or other obligation for borrowed money (other than indebtedness of a ACSYS Entity to another ACSYS Entity) in excess of an aggregate of $50,000 (for the ACSYS Entities on a consolidated basis) except in the ordinary course of the business consistent with past practices; or

               (b) repurchased, redeemed, or otherwise acquired or exchanged, directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any ACSYS Entity, or declared or paid any dividend or made any other distribution in respect of ACSYS's capital stock; or

               (c) sold, leased, mortgaged or otherwise disposed of or otherwise encumbered (x) any shares of capital stock of any ACSYS Subsidiary or (y) any Assets having a book value in excess of $10,000 in the aggregate other than in the ordinary course of business for reasonable and adequate consideration; or

               (d) purchased any securities or made any material investment, either by purchase of stock of securities, contributions to capital, Asset transfers, or purchase of any

   Assets, in any Person other than a wholly owned ACSYS Subsidiary, or otherwise acquired direct or indirect control over any Person; or

               (e) granted any increase in compensation or benefits to the employees or officers of any ACSYS Entity, except in accordance with past practice or as required by Law or entered into or amended any severance agreements with officers of any ACSYS Entity; or

               (f) made any significant change in any Tax or accounting methods or systems of internal accounting controls, except to conform to changes in Tax Laws or GAAP; or

               (g) commenced any Litigation other than in accordance with past practice or settled any Litigation involving any Liability of any ACSYS Entity for material money damages or restrictions upon the operations of any ACSYS Entity.

          4.8  TAX MATTERS.
               -----------

               (a) Except as set forth in Section 4.8(a) of the ACSYS Disclosure Memorandum, since the incorporation of ACSYS, it has duly elected to be, and has always been, treated as an S Corporation under Subchapter S of the Internal Revenue Code with respect to Federal and all applicable state and local jurisdictions, and has never been subject to Subchapter C of the Internal Revenue Code. Such election was timely and validly made in all such jurisdictions, remains in full force and effect, and has not been and will not be revoked or terminated, intentionally or inadvertently, prior to the Effective Time. Except for the transactions contemplated by this Agreement, neither ACSYS nor any ACSYS Shareholder nor any other or previous ACSYS shareholder has taken any action or caused any action to be taken which would have the effect of causing ACSYS's S Corporation election to be terminated.

               (b) Except as set forth in Section 4.8(b) of the ACSYS Disclosure Memorandum, there does not exist and will not after the Effective Time exist any Liability for Taxes which may be asserted by any taxing authority against, and no Lien for Taxes will attach to, any ACSYS Entity or any of their respective Assets, except for taxes incurred in the ordinary course of business which are not due and payable at the time of execution of this Agreement. All Tax returns required to be filed by or on behalf of any of the ACSYS Entities have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, and all Tax returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

               (c) None of the ACSYS Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

               (d) None of the ACSYS Entities is a party to any Tax allocation or sharing agreement and none of the ACSYS Entities has any Liability for Taxes of any Person (other than ACSYS and its Subsidiaries) under Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise. None of the ACSYS Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was ACSYS).

               (e) Except as set forth in Section 4.8(e) of the ACSYS Disclosure Memorandum, each of the ACSYS Entities is in compliance with, and its records contain all information and documents necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

               (f) No ACSYS Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

          4.9  ASSETS.
               ------

               (a) Except as disclosed in Section 4.9 of the ACSYS Disclosure Memorandum, the ACSYS Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a material adverse effect on the use or value of such Asset or any other Asset. All tangible properties which are material to the businesses of the ACSYS Entities are in good condition, reasonable wear and tear excepted.

               (b) Except as disclosed in Section 4.9 of the ACSYS Disclosure Memorandum, the accounts receivable of the ACSYS Entities as set forth on the most recent balance sheet included in the ACSYS Financial Statements delivered prior to the date of this Agreement or arising since the date thereof are valid and genuine; have arisen solely out of bona fide performance of services, sales and deliveries of goods, and other business transactions in the ordinary course of business consistent with past practice; and are not subject to valid defenses, set-offs or counterclaims and are collectible at the full recorded amount thereof except to the extent of any reserves for collection losses set forth in the ACSYS Financial Statements.

               (c) All Assets which are material to ACSYS's business on a consolidated basis, held under leases or subleases by any of the ACSYS Entities, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

               (d) None of the ACSYS Entities has received notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $5,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any ACSYS Entity under such policies, other than any claims that may be incurred under the self-insured portion of any medical plan maintained by any ACSYS Entity.

               (e) The Assets of the ACSYS Entities include all Assets required to operate the business of the ACSYS Entities as presently conducted.

          4.10 INTELLECTUAL PROPERTY.  Each ACSYS Entity owns or has a license
               ---------------------
to use all of the Intellectual Property used by such ACSYS Entity in the course of its business. Each ACSYS Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such ACSYS Entity in connection with such ACSYS Entity's business operations, and such ACSYS Entity has the right to convey by sale or license any Intellectual Property so conveyed. No ACSYS Entity is in Default under any of its Intellectual Property licenses. No proceedings have been instituted or are pending (in which an ACSYS Entity has received process or otherwise has Knowledge of the existence thereof) or, to the Knowledge of ACSYS threatened, which challenge the rights of any ACSYS Entity with respect to Intellectual Property used, sold or licensed by such ACSYS Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. To the Knowledge of ACSYS, the conduct of the business of the ACSYS Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 4.10 of the ACSYS Disclosure Memorandum, no ACSYS Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property. Except as disclosed in Section 4.10 of the ACSYS Disclosure Memorandum, all rights to Intellectual Property developed by or for any ACSYS Entity are owned solely by the ACSYS Entities and have either been produced by employees of the ACSYS Entities as works for hire under Federal copyright law or have been assigned to the ACSYS Entities in enforceable technology transfer agreements.

          4.11 ENVIRONMENTAL MATTERS.
               ---------------------

               (a) To the Knowledge of ACSYS, each ACSYS Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, an ACSYS Material Adverse Effect.

               (b) To the Knowledge of ACSYS, there is no Litigation pending (in which an ACSYS Entity has received process or otherwise has Knowledge of the existence thereof) or threatened before any court, governmental agency, or authority or other forum in which any

ACSYS Entity or any of its Operating Properties or Participation Facilities (or ACSYS in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any ACSYS Entity or any of its Operating Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, an ACSYS Material Adverse Effect, nor to the Knowledge of ACSYS is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, an ACSYS Material Adverse Effect.

               (c) To the Knowledge of ACSYS, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, an ACSYS Material Adverse Effect.

          4.12 COMPLIANCE WITH LAWS.  Each ACSYS Entity has in effect all
               --------------------
Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, an ACSYS Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, an ACSYS Material Adverse Effect. Except as disclosed in Section 4.12 of the ACSYS Disclosure Memorandum, none of the ACSYS
Entities:

               (a) is in Default under any of the provisions of its Certificate of Incorporation or Bylaws (or other governing instruments);

               (b) is in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business (including the Immigration Reform and Control Act of 1986, as amended, and all applicable regulations promulgated thereunder and Laws requiring the licensing of temporary employee staffing companies or otherwise subjecting temporary employee staffing companies to regulation), except for Defaults which are not reasonably likely to have, individually or in the aggregate, an ACSYS Material Adverse Effect; or

               (c) since January 1, 1993, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any ACSYS Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, an ACSYS Material Adverse Effect, or (iii) requiring any ACSYS Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business.

Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action against any ACSYS Entity by a Regulatory Authority have been made available to ICCE.

          4.13 LABOR AND EMPLOYMENT MATTERS.  No ACSYS Entity is the subject of
               ----------------------------
any Litigation (in which ACSYS has received process or otherwise has Knowledge of the existence thereof) asserting that it or any other ACSYS Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other ACSYS Entity to bargain with any labor organization as to wages or conditions of employment, nor is any ACSYS Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any ACSYS Entity, pending or threatened, or to the Knowledge of ACSYS, is there any activity involving any ACSYS Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity. No ACSYS Entity has ever engaged in Employee Leasing.

          4.14 EMPLOYEE BENEFIT PLANS.
               ----------------------

               (a) ACSYS has disclosed in Section 4.14 of the ACSYS Disclosure Memorandum or has delivered or made available to ICCE prior to the execution of this Agreement, copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any ACSYS Entity or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "ACSYS Benefit Plans"). Any of the ACSYS Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as an "ACSYS ERISA Plan." Each ACSYS ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "ACSYS Pension Plan." No ACSYS Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

               (b) All ACSYS Benefit Plans are in substantial compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws so that any breach or violation of such laws would not be reasonably likely to have, individually or in the aggregate, an ACSYS Material Adverse Effect. Each ACSYS ERISA Plan which is intended to be qualified under
Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and ACSYS is not aware of any circumstances likely to result in revocation of any such favorable determination letter. No

ACSYS Entity has engaged in a transaction with respect to any ACSYS Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any ACSYS Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.

          (c) No ACSYS Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any ACSYS Pension Plan, (ii) no change in the actuarial assumptions with respect to any ACSYS Pension Plan, and (iii) no increase in benefits under any ACSYS Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, an ACSYS Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any ACSYS Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any ACSYS Entity, or the single-employer plan of any entity which is considered one employer with ACSYS under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of
Section 412 of the Internal Revenue Code or Section 302 of ERISA. No ACSYS Entity has provided, or is required to provide, security to an ACSYS Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

          (d) No Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any ACSYS Entity with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate. No ACSYS Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any ACSYS Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

          (e) Except as disclosed in Section 4.14 of the ACSYS Disclosure Memorandum, no ACSYS Entity has any Liability for retiree health and life benefits under any of the ACSYS Benefit Plans and there are no restrictions on the rights of such ACSYS Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder.

          (f) Except as disclosed in Section 4.14 of the ACSYS Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any ACSYS Entity from any ACSYS Entity under any ACSYS Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any ACSYS Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

          (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any ACSYS Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the ACSYS Financial Statements to the extent required by and in accordance with GAAP.

     4.15  MATERIAL CONTRACTS.  Except as disclosed in Section 4.15 of the
           ------------------
ACSYS Disclosure Memorandum, none of the ACSYS Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any ACSYS Entity or the guarantee by any ACSYS Entity of any such obligation (other than Contracts evidencing trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any ACSYS Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract involving Intellectual Property (other than Contracts entered into in the ordinary course with customers and "shrink-wrap" software licenses), (v) any Contract relating to the provision of data processing, network communication, or other technical services to any ACSYS Entity, and (vi) any Contract relating to the purchase or sale of any goods or the purchase of any services (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract not in excess of $50,000) (together with all Contracts referred to in Sections 4.9 and 4.14(a), the "ACSYS Contracts"). With respect to each ACSYS Contract and except as disclosed in Section 4.15 of the ACSYS Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) no ACSYS Entity is in Default thereunder; (iii) no ACSYS Entity has repudiated or waived any material provision of any such Contract in any material respect; and (iv) no other party to any such Contract is, to the Knowledge of ACSYS, in Default in any respect or has repudiated or waived any material provision thereunder. Except as stated in Section 4.15 of the ACSYS Disclosure Memorandum, all of the indebtedness of any ACSYS Entity for money borrowed is prepayable at any time by such ACSYS Entity without penalty or premium.

     4.16  LEGAL PROCEEDINGS.  There is no Litigation instituted or pending
           -----------------
(in which an ACSYS Entity has received process or otherwise has Knowledge of the existence thereof), or, to the Knowledge of ACSYS, threatened against any ACSYS Entity, or against any director or employee benefit plan of any ACSYS Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, an ACSYS Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any ACSYS Entity, that are reasonably likely to have, individually or in the aggregate, an ACSYS Material Adverse Effect. Section 4.16 of the

ACSYS Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any ACSYS Entity is a party and which names a ACSYS Entity as a defendant or cross-defendant or for which any ACSYS Entity has any potential Liability (other than Liability for the fees and expenses of its own counsel).

     4.17  REPORTS.  Since January 1, 1993, or the date of organization if
           -------
later, each ACSYS Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, an ACSYS Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, have been in compliance in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     4.18  STATEMENTS TRUE AND CORRECT.  No statement, certificate,
           ---------------------------
instrument, or other writing furnished or to be furnished by any ACSYS Entity, any ACSYS Shareholder or any Affiliate thereof to ICCE pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any ACSYS Entity, any ACSYS Shareholder or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     4.19  ACCOUNTING, TAX AND REGULATORY MATTERS.  No ACSYS Entity or any
           --------------------------------------
ACSYS Shareholder or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 7.1(a) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     4.20  INVESTMENT INTENTION.  Each ACSYS Shareholder is acquiring the
           --------------------
shares of ICCE Common Stock to be issued pursuant to this Agreement for investment only, for such ACSYS Shareholder's own account and not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof or participation therein. Each ACSYS Shareholder is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act. Each ACSYS Shareholder understands that the shares of ICCE Common Stock to be issued pursuant to this Agreement have not been, and will not be, registered under the 1933 Act in reliance upon the representations set forth herein.

                                   ARTICLE 5
       REPRESENTATIONS AND WARRANTIES OF ICCE AND THE ICCE SHAREHOLDERS
       ----------------------------------------------------------------

          The ICCE Shareholders and ICCE, severally, not jointly, hereby represent and warrant to ACSYS and the ACSYS Shareholders as follows (except to the extent that any exceptions are made with respect to these representations and warranties in the ICCE Disclosure Memorandum):

     5.1   ORGANIZATION, STANDING, AND POWER.  ICCE is a corporation duly
           ---------------------------------
organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. ICCE is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, an ICCE Material Adverse Effect. The minute book and other organizational documents for ICCE have been made available to ACSYS and the ACSYS Shareholders for its review and, except as disclosed in Section 5.1 of the ICCE Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof. Except as set forth in Section 5.1 of the ICCE Disclosure Memorandum, ICCE has no Subsidiaries.

     5.2  AUTHORITY; NO BREACH BY AGREEMENT.
          ---------------------------------

          (a) ICCE has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and each of the Ancillary Documents to which ICCE is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of ICCE. This Agreement represents a legal, valid, and binding obligation of ICCE, enforceable against ICCE in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of this Agreement by ICCE, nor the consummation by ICCE of the transactions contemplated hereby, nor compliance by ICCE with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of ICCE's Articles of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any ICCE Subsidiary, or any resolution adopted by the board of directors or the shareholders of any ICCE Entity, or (ii) except as disclosed in Section 5.2 of the ICCE Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any ICCE Entity under, any Contract or Permit of any ICCE Entity other than those which are not reasonably likely to have, individually or in the aggregate, an ICCE Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in
Section 7.1(a), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any ICCE Entity or any of their respective material Assets (including any ICCE Entity or any ACSYS Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any ICCE Entity or any ACSYS Entity being reassessed or revalued by any Taxing authority).

          (c) Other than in connection or compliance with the provisions of the Securities Laws and applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by ICCE of the Merger and the other transactions contemplated in this Agreement.

     5.3  CAPITAL STOCK.
          -------------

          (a) The authorized capital stock of ICCE consists of (i) 45,000,000 shares of ICCE Common Stock, of which 4,833,721 shares are issued and outstanding as of the date of this Agreement, and (ii) 5,000,000 shares of ICCE Preferred Stock, none of which are issued and outstanding. All of the issued and outstanding shares of ICCE Capital Stock are, and all of the shares of ICCE Common Stock to be issued in exchange for shares of ACSYS Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of ICCE Capital Stock has been, and none of the shares of ICCE Common Stock to be issued in exchange for shares of ACSYS Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of ICCE.

          (b) Except as set forth in Section 5.3(a), or as disclosed in Section 5.3(b) of the ICCE Disclosure Memorandum, there are no shares of capital stock or other equity securities of ICCE outstanding and no outstanding Equity Rights relating to the capital stock of ICCE. Except as specifically contemplated by this Agreement and set forth in Section 5.3(b) of the ICCE Disclosure Memorandum, no Person has any Contract or any right or privilege (whether pre-emptive or contractual) capable of becoming any Contract or Equity Right for the purchase, subscription or issuance of any securities of ICCE.

     5.4  FINANCIAL STATEMENTS.  Except as disclosed in Section 5.4 of the
          --------------------
ICCE Disclosure Memorandum, each of the ICCE Financial Statements (including, in each case, any related notes) has been (i) prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements) and (ii) fairly presented in all material respects the consolidated financial position of

ICCE and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

     5.5  ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in Section 5.5
          ----------------------------------
of the ICCE Disclosure Memorandum, no ICCE Entity has any Liabilities that are reasonably likely to have, individually or in the aggregate, an ICCE Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheet of ICCE as of June 30, 1997, included in the ICCE Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. No ICCE Entity has incurred or paid any Liability since June 30, 1997, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, an ICCE Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement. Except as disclosed in Section 5.5 of the ICCE Disclosure Memorandum, no ICCE Entity is directly or indirectly liable, by guarantee, indemnity or otherwise, upon or with respect to, or obligated by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume, any Liability of any Person for any amounts in excess of $10,000 in the aggregate.

     5.6  ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 1997, except as
          ------------------------------------
disclosed in Section 5.6 of the ICCE Disclosure Memorandum, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, an ICCE Material Adverse Effect, and
(ii) the ICCE Entities have not:

          (a) incurred any additional debt obligation or other obligation for borrowed money (other than indebtedness of a ICCE Entity to another ICCE Entity) in excess of an aggregate of $50,000 (for the ICCE Entities on a consolidated basis) except in the ordinary course of the business consistent with past practices; or

          (b) repurchased, redeemed, or otherwise acquired or exchanged, directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any ICCE Entity, or declared or paid any dividend or made any other distribution in respect of ICCE's capital stock; or

          (c) made any significant change in any Tax or accounting methods or systems of internal accounting controls, except to conform to changes in Tax Laws or GAAP; or

          (d) sold, leased, mortgaged or otherwise disposed of or otherwise encumbered (x) any shares of capital stock of any ICCE Subsidiary or (y) any Assets having a book value in excess of $10,000 in the aggregate other than in the ordinary course of business for reasonable and adequate consideration; or

          (e) purchased any securities or made any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any

    Assets, in any Person other than a wholly owned ICCE Subsidiary, or otherwise acquired direct or indirect control over any Person; or

          (f) granted any increase in compensation or benefits to the employees or officers of any ICCE Entity, except in accordance with past practice or as required by Law or entered into or amended any severance agreements with officers of any ICCE Entity; or

          (g) commenced any Litigation other than in accordance with past practice or settled any Litigation involving any Liability of any ICCE Entity for material money damages or restrictions upon the operations of any ICCE Entity.

     5.7  TAX MATTERS.
          -----------

          (a) Since the incorporation of ICCE, it has duly elected to be, and has always been, treated as an S Corporation under Subchapter S of the Internal Revenue Code with respect to Federal and all applicable state and local jurisdictions, and has never been subject to Subchapter C of the Internal Revenue Code. Such election was timely and validly made in all such jurisdictions, remains in full force and effect, and has not been and will not be revoked or terminated, intentionally or inadvertently, prior to the Effective Time. Neither ICCE nor any present or previous ICCE shareholder has taken any action or caused any action to be taken which would have the effect of causing ICCE's S Corpo ration election to be terminated.

          (b) There does not exist and will not after the Effective Time exist any Liability for Taxes which may be asserted by any taxing authority against, and no Lien for Taxes will attach to, any ICCE Entity or any of their respective Assets. All Tax Returns required to be filed by or on behalf of any of the ICCE Entities have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

          (c) None of the ICCE Entities is a party to any Tax allocation or sharing agreement with any Person that is not an ICCE Entity and none of the ICCE Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was ICCE) or has any Liability for Taxes of any Person (other than ICCE and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

          (d) None of the ICCE Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

          (e) Each of the ICCE Entities is in compliance with, and its records contain all information and documents necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

          (f) No ICCE Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     5.8  ASSETS.
          ------

          (a) Except as disclosed in Section 5.8 of the ICCE Disclosure Memorandum, the ICCE Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a material adverse effect on the use or value of such Asset or any other Asset. All tangible properties which are material to the businesses of the ICCE Entities are in good condition, reasonable wear and tear excepted.

          (b) All Assets which are material to ICCE's business on a consolidated basis, held under leases or subleases by any of the ICCE Entities, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

          (c) Except as disclosed in Section 5.8 of the ICCE Disclosure Memorandum, the accounts receivable of the ICCE Entities as set forth on the most recent balance sheet included in the ICCE Financial Statements delivered prior to the date of this Agreement or arising since the date thereof are valid and genuine; have arisen solely out of bona fide performance of services, sales and deliveries of goods, and other business transactions in the ordinary course of business consistent with past practice; and are not subject to valid defenses, set-offs or counterclaims and are collectible at the full recorded amount thereof except to the extent of any reserves for collection losses set forth in the ICCE Financial Statements.

          (d) None of the ICCE Entities has received notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $5,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any ICCE Entity under such policies, other than any claims that may be incurred under the self-insured portion of any medical plan maintained by any ICCE Entity.

          (e) The Assets of the ICCE Entities include all Assets required to operate the business of the ICCE Entities as presently conducted.

     5.9   INTELLECTUAL PROPERTY.  Each ICCE Entity owns or has a license to use
           ---------------------
all of the Intellectual Property used by such ICCE Entity in the course of its business. Each ICCE Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such ICCE Entity in connection with such ICCE Entity's business operations, and such ICCE Entity has the right to convey by sale or license any Intellectual Property so conveyed. No ICCE Entity is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of ICCE threatened, which challenge the rights of any ICCE Entity with respect to Intellectual Property used, sold or licensed by such ICCE Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. To the Knowledge of ICCE, the conduct of the business of the ICCE Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 5.9 of the ICCE Disclosure Memorandum, no ICCE Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property. Except as disclosed in Section 5.9 of the ICCE Disclosure Memorandum, all rights to Intellectual Property developed by or for any ICCE Entity are owned solely by the ICCE Entities and have either been produced by employees of the ICCE Entities as works for hire under Federal copyright law or have been assigned to the ICCE Entities in enforceable technology transfer agreements.

     5.10  ENVIRONMENTAL MATTERS.
           ---------------------

           (a) To the Knowledge of ICCE, each ICCE Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, an ICCE Material Adverse Effect.

           (b) To the Knowledge of ICCE, there is no Litigation pending (in which an ICCE Entity has received process or otherwise has Knowledge of the existence thereof) or threatened before any court, governmental agency, or authority or other forum in which any ICCE Entity or any of its Operating Properties or Participation Facilities (or ICCE in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any ICCE Entity or any of its Operating Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, an ICCE Material Adverse Effect, nor to the Knowledge of ICCE is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, an ICCE Material Adverse Effect.

           (c) To the Knowledge of ICCE, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, an ICCE Material Adverse Effect.

     5.11  COMPLIANCE WITH LAWS.  Each ICCE Entity has in effect all Permits
           --------------------
necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, an ICCE Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, an ICCE Material Adverse Effect. Except as disclosed in Section 5.11 of the ICCE Disclosure Memorandum, none of the ICCE
Entities:

           (a) is in Default under its Articles of Incorporation or Bylaws (or other governing instruments); or

           (b) is in Default under any Laws, Orders or Permits applicable to its business or employees conducting its business (including the Immigration Reform and Control Act of 1986, as amended, and all applicable regulations promulgated thereunder and Laws requiring the licensing of temporary employee staffing companies or otherwise subjecting temporary employee staffing companies to regulation), except for Defaults which are not reasonably likely to have, individually or in the aggregate, an ICCE Material Adverse Effect; or

           (c) since January 1, 1993, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any ICCE Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, an ICCE Material Adverse Effect, or (iii) requiring any ICCE Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business.

Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action against any ICCE Entity by a Regulatory Authority have been made available to ACSYS.

     5.12  LEGAL PROCEEDINGS.  There is no Litigation instituted or pending
           -----------------
(in which an ICCE Entity has received process or otherwise has Knowledge of the existence thereof), or, to the Knowledge of ICCE, threatened against any ICCE Entity, or against any director or employee benefit plan of any ICCE Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, an ICCE Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any ICCE Entity, that are reasonably likely to have, individually or in the aggregate, an ICCE Material Adverse Effect. Section 5.12 of the ICCE Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any ICCE Entity is a party and which names a ICCE Entity as a defendant or cross-defendant or for which any ICCE Entity has any potential Liability (other than Liability for the fees and expenses of its own counsel).

     5.13  LABOR AND EMPLOYMENT MATTERS.  No ICCE Entity is the subject of any
           ----------------------------
Litigation asserting that it or any other ICCE Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other ICCE Entity to bargain with any labor organization as to wages or conditions of employment, nor is any ICCE Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any ICCE Entity, pending or threatened, or to the Knowledge of ICCE, is there any activity involving any ICCE Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.14  EMPLOYEE BENEFIT PLANS.
           ----------------------

           (a) ICCE has disclosed in Section 5.14 of the ICCE Disclosure Memorandum or has delivered or made available to ACSYS prior to the execution of this Agreement, copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any ICCE Entity or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "ICCE Benefit Plans"). Any of the ICCE Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "ICCE ERISA Plan." Each ICCE ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "ICCE Pension Plan." No ICCE Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

           (b) All ICCE Benefit Plans are in substantial compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws so that any breach or violation of such laws would not be reasonably likely to have, individually or in the aggregate, an ICCE Material Adverse Effect.
Each ICCE ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and ICCE is not aware of any circumstances likely to result in revocation of any such favorable determination letter. No ICCE Entity has engaged in a transaction with respect to any ICCE Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any ICCE Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.

           (c) No ICCE Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any ICCE Pension Plan, (ii) no change in the actuarial assumptions with respect to any ICCE Pension Plan, and (iii) no increase in benefits under any ICCE Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, an ICCE Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any ICCE Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any ICCE Entity, or the single-employer plan of any ERISA Affiliate has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA. No ICCE Entity has provided, or is required to provide, security to an ICCE Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

           (d) No Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any ICCE Entity with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate. No ICCE Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any ICCE Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

           (e) Except as disclosed in Section 5.14 of the ICCE Disclosure Memorandum, no ICCE Entity has any Liability for retiree health and life benefits under any of the ICCE Benefit Plans and there are no restrictions on the rights of such ICCE Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder.

           (f) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any ICCE Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the ICCE Financial Statements to the extent required by and in accordance with GAAP.

           (g) Except as disclosed in Section 5.14 of the ICCE Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any ICCE Entity from any ICCE Entity under any ICCE Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any ICCE Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

     5.15  STATEMENTS TRUE AND CORRECT.  No statement, certificate, instrument
           ---------------------------
or other writing furnished or to be furnished by any ICCE Entity or any Affiliate thereof to ACSYS pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any ICCE Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     5.16  AUTHORITY OF SUB.  Sub is a corporation duly organized, validly
           ----------------
existing and in good standing under the Laws of the Commonwealth of Pennsylvania as a wholly owned Subsidiary of ICCE. The authorized capital stock of Sub consists of 1,000 shares of Sub Common Stock, all of which is validly issued and outstanding, fully paid and nonassessable and is owned by ICCE. Sub has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Sub. This Agreement represents a legal, valid, and binding obligation of Sub, enforceable against Sub in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). The execution of this Agreement by ICCE represents the written consent by ICCE, as the sole shareholder of Sub, to approval of this Agreement by the shareholders of Sub without a meeting pursuant to Section 1766(a) of the PBCL.

     5.17  ACCOUNTING, TAX AND REGULATORY MATTERS.  No ICCE Entity or any
           --------------------------------------
Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 7.1(a) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     5.18  MATERIAL CONTRACTS.  Except as disclosed in Section 5.18 of the
           ------------------
ICCE Disclosure Memorandum, none of the ICCE Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any ICCE Entity or the guarantee by any ICCE Entity of any such obligation (other than Contracts evidencing trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any ICCE Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract involving Intellectual Property (other than Contracts entered into in the ordinary course with customers and "shrink-wrap" software licenses), (v) any Contract relating to the provision of data processing, network communication, or other technical services to any ICCE Entity, and (vi) any Contract relating to the purchase or sale of any goods or the purchase of any services (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract not in excess of $50,000) (together with all Contracts referred to in Sections 4.9 and 4.14(a), the "ICCE Contracts"). With respect to each ICCE Contract and except as disclosed in Section 5.18 of the ICCE Disclosure
Memorandum: (i) the Contract is in full force and effect; (ii) no ICCE Entity is in Default thereunder; (iii) no ICCE Entity has repudiated or waived any material provision of any such Contract in any material respect; and (iv) no other party to any such Contract is, to the Knowledge of ICCE, in Default in any respect or has repudiated or waived any material provision thereunder. Except as stated in Section 5.18 of the ICCE Disclosure Memorandum, all of the indebtedness of any ICCE Entity for money borrowed is prepayable at any time by such ICCE Entity without penalty or premium.

     5.19  REPORTS.  Since January 1, 1993, or the date of organization if
           -------
later, each ICCE Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, an ICCE Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, have been complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     5.20  AUTHORITY OF ICCE SHAREHOLDERS; NO BREACH BY AGREEMENT.
           ------------------------------------------------------

           (a) Each of the ICCE Shareholders has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and each of the Ancillary Agreements to which such ICCE Shareholder is party and to perform its obligations under this Agreement and such Ancillary Agreements.
This Agreement represents a legal, valid, and binding obligation of each ICCE Shareholder, enforceable against each ICCE Shareholder in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). Upon the execution and delivery by the ICCE Shareholders of the Ancillary Agreements, the Ancillary Agreements will constitute the legal, valid, and binding obligations of each ICCE Shareholder, enforceable against each ICCE Shareholder in accordance with their respective terms.

          (b) Neither the execution and delivery of this Agreement by any ICCE Shareholder, nor the consummation by any ICCE Shareholder of the transactions contemplated hereby, nor compliance by any ICCE Shareholder with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of ICCE's Certificate of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any ICCE Subsidiary or the governing instruments of any ICCE Shareholder that is not a natural person, or (ii) except as disclosed in Section 5.19 of the ICCE Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any ICCE Entity under, any Contract or Permit of any ICCE Entity other than those which are not reasonably likely to have, individually or in the aggregate, an ICCE Material Adverse Effect, or,
(iii) subject to receipt of the requisite Consents referred to in Section 7.1(a), violate any Law or Order applicable to any ICCE Shareholder or to any ICCE Entity or any of their respective material Assets.

          (c) Other than in connection or compliance with the provisions of the Securities Laws, and applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by the ICCE Shareholders of the transactions contemplated in this Agreement.


                                   ARTICLE 6
                              CERTAIN AGREEMENTS
                              ------------------

     6.1  FILINGS WITH STATE OFFICES.  Upon the terms and subject to the
          --------------------------
conditions of this Agreement, ACSYS and Sub shall execute and file the Certificate of Merger with the Secretary of State of the Commonwealth of Pennsylvania in connection with the Closing.

     6.2  CERTAIN TAX RETURNS OF ACSYS.  For income tax purposes, (i) ACSYS's
          ----------------------------
final S corporation Tax year will end at the close of the day before the day on which occurs the Effective Time, and (ii) a new Tax year for ACSYS will begin on the day on which the Effective Time occurs. The ACSYS Shareholders shall prepare and cause to be filed all income Tax Returns of ACSYS (including IRS Form 1120S and Schedule K-1(1120S) and similar state Tax Returns) for the Tax year ending on the day before the day on which the Effective Time occurs, as well as for all prior Tax years (if not filed before the Effective Time). ICCE agrees to cooperate (and to cause ACSYS to cooperate) with the ACSYS Shareholders to the extent reasonably required after the Effective Time in connection with (i) the preparation, execution, and filing of all such Tax Returns and other Tax documents with respect to ACSYS's final Tax year as an S corporation and any prior Tax year of ACSYS, (ii) contests concerning the application of any Tax or the amount of Tax due for any such Tax year, and (iii) audits and other proceedings conducted by any taxing authority with respect to any such Tax period. All income Tax Returns of ACSYS filed after the Effective Time for Tax years beginning before the

Effective Time shall be based on the same accounting methods and elections as used for ACSYS's Tax year immediately preceding the period of such Tax Return, except as otherwise agreed upon by ICCE and the ACSYS Shareholders.

       6.3  ACSYS SHAREHOLDER RELEASES.  Except as set forth in Section 6.3 of
            --------------------------
the ACSYS Disclosure Memorandum, each ACSYS Shareholder hereby releases, remises, and forever discharges each ACSYS Entity and their respective Representatives, Affiliates, and insurers, and their respective successors and assigns, and each of them (hereinafter individually and collectively, the "Releasees") of and from any and all claims, demands, debts, accounts, covenants, agreements, obligations, costs, expenses, actions or causes of action of every nature, character or description, now accrued or which may hereafter accrue, without limitation of law, equity or otherwise, based in whole or in part on any facts, conduct, activities, transactions, events or occurrences known or unknown, which have or allegedly have existed, occurred, happened, arisen or transpired from the beginning of time to the Effective Time (the "Released Claims"). Each ACSYS Shareholder represents and warrants that no Released Claim released herein has been assigned, expressly, impliedly, or by operation of Law, and that all Released Claims of such ACSYS Shareholder released herein are owned by such ACSYS Shareholder, who has the sole authority to release them. Each ACSYS Shareholder agrees that such holder shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit action or proceeding, judicial, administrative, or otherwise, or otherwise attempting to collect or enforce any Released Claims which are released and discharged herein.

       6.4  ACCOUNTING AND TAX TREATMENT.  Each of the Parties undertakes and
            ----------------------------
agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a pooling of interests for accounting purposes or as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code for federal income tax purposes.


                                   ARTICLE 7
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
               -------------------------------------------------

       7.1  CONDITIONS TO OBLIGATIONS OF EACH PARTY.  The respective obligations
            ---------------------------------------
of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 10.6:

            (A)  REGULATORY APPROVALS.  All Consents of, filings and
                 --------------------
   registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either ICCE or ACSYS would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, ICCE or ACSYS would not, in its reasonable judgment, have entered into this Agreement.

            (B)  CONSENTS AND APPROVALS.  Each Party shall have obtained any and
                 ----------------------
   all Consents required for consummation of the Merger (other than those referred to in Section 7.1(a)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, an ACSYS Material Adverse Effect or an ICCE Material Adverse Effect, as applicable.
   No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either ICCE or ACSYS would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, ICCE or ACSYS would not, in its reasonable judgment, have entered into this Agreement.

            (C)  LEGAL PROCEEDINGS.  No court or governmental or Regulatory
                 -----------------
   Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal the consummation of the transactions contemplated by this Agreement.

            (D)  REGISTRATION RIGHTS.  ICCE and each of the ACSYS Shareholders
                 -------------------
   shall have executed and delivered a counterpart of the Amended and Restated Registration Rights Agreement to which all existing shareholders of ICCE are party, in the form attached hereto as Exhibit 2 (the "Registration Rights Agreement").

            (E)  EMPLOYMENT AGREEMENTS.  ICCE and each of the ACSYS Shareholders
                 ---------------------
   (other than Albert Dettore, Louis Boohaker and John Ficquette) shall have executed and delivered to ICCE an employment agreement in substantially the form of Exhibit 3 (collectively, the "Employment Agreements").

            (F)  NON-SOLICITATION AND NON-COMPETITION AGREEMENTS.  Each of the
                 -----------------------------------------------
   ACSYS Shareholders (other than Albert Dettore) shall have executed and delivered to ICCE a non-solicitation and non-competition agreement in substantially the form of Exhibit 4 (collectively, the "Non-Solicitation Agreements").

            (G)  POOLING LETTERS.  Each of the Parties shall have received one
                 ---------------
   or more letters, dated as of the Effective Time, addressed to the Parties, in form and substance reasonably acceptable to the Parties, from Arthur Andersen LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment.

       7.2  CONDITIONS TO OBLIGATIONS OF ICCE.  The obligations of ICCE to
            ---------------------------------
perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by ICCE pursuant to Section 10.6(a):

            (A)  REPRESENTATIONS AND WARRANTIES.  The representations and
                 ------------------------------
   warranties set forth in Section 4.4 shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties set forth in Section 4.19 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of ACSYS and the ACSYS Shareholders set forth in this Agreement (including the representations and warranties set forth in Sections
   4.4 and 4.19) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, an ACSYS Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

            (B)  PERFORMANCE OF AGREEMENTS AND COVENANTS.  Each and all of the
                 ---------------------------------------
   agreements and covenants of ACSYS and the ACSYS Shareholders to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

            (C)  CERTIFICATES.  ACSYS shall have delivered to ICCE certified
                 ------------
   copies of resolutions duly adopted by ACSYS's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as ICCE and its counsel shall request.

            (D)  OPINION OF COUNSEL.  ICCE shall have received an opinion of
                 ------------------
   Morgan, Lewis & Bockius LLP, counsel to ACSYS and the ACSYS Shareholders, dated as of the Closing, in form reasonably satisfactory to ICCE, as to the matters set forth in Exhibit 5.

            (E)  STOCK OPTIONS.  The compensation or other relevant committee of
                 -------------
   ACSYS's Board of Directors shall have taken, or caused to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable on behalf of ACSYS to effect the conversion of all ACSYS Options into rights with respect to ICCE Common Stock, as contemplated by Section 3.7 hereof, without any other change in the terms of the ACSYS Options (other than changes contemplated by Section 3.7).

       7.3  CONDITIONS TO OBLIGATIONS OF ACSYS AND THE ACSYS SHAREHOLDERS.  The
            -------------------------------------------------------------
obligations of ACSYS and the ACSYS Shareholders to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by ACSYS pursuant to Section 10.6(b):

            (A)  REPRESENTATIONS AND WARRANTIES.  The representations and
                 ------------------------------
   warranties set forth in Section 5.3 shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of ICCE set forth in Section 5.17 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of ICCE set forth in this Agreement (including the representations and warranties set forth in Section 5.17) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, an ICCE Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

            (B)  PERFORMANCE OF AGREEMENTS AND COVENANTS.  Each and all of the
                 ---------------------------------------
   agreements and covenants of ICCE to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

            (C)  CERTIFICATES.  ICCE shall have delivered to ACSYS certified
                 ------------
   copies of resolutions duly adopted by ICCE's Board of Directors and Sub's Board of Directors and sole shareholder evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as ACSYS and its counsel shall request.

            (D)  OPINION OF COUNSEL.  ACSYS shall have received an opinion of
                 ------------------
   Alston & Bird LLP, counsel to ICCE, dated as of the Effective Time, in form reasonably acceptable to ACSYS, as to the matters set forth in Exhibit 6.

            (E)  STOCK OPTIONS.  The compensation or other relevant committee of
                 -------------
   ICCE's Board of Directors shall have taken, or caused to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable on behalf of ICCE to effect the conversion of all ACSYS Options into rights with respect to ICCE Common Stock, as contemplated by Section 3.7 hereof, without any other change in the terms of the ACSYS Options (other than changes contemplated by Section 3.7 hereof).


                                   ARTICLE 8
                                INDEMNIFICATION
                                ---------------

       8.1  AGREEMENT OF INDEMNITORS TO INDEMNIFY.
            -------------------------------------

            (a) Subject to the terms and conditions of this Article 8, the ACSYS Shareholders severally (in proportion to their respective ownership of shares of ICCE Common Stock issued in the Merger to ACSYS Shareholders), not jointly, agree to indemnify, defend, and hold harmless ICCE from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by, ICCE or any of its Subsidiaries and resulting from, based upon, or arising out of:

                 (i) the inaccuracy, untruth, incompleteness or breach of any representation or warranty of any ACSYS Shareholder or ACSYS contained in or made pursuant to this Agreement or in any certificate, Schedule, or Exhibit furnished by ACSYS or any ACSYS Shareholder in connection herewith and for purposes of this Section 8.1(a) any qualification of such representations and warranties by reference to the materiality of matters stated therein or as to matters having or not having a "Material Adverse Effect" shall be disregarded in determining any inaccuracy, untruth, incompleteness or breach thereof; and

                 (ii) a breach of or failure to perform any covenant or agreement of the ACSYS Shareholders or ACSYS made in this Agreement.

            (b) Subject to the terms and conditions of this Article 8, ICCE agrees to indemnify, defend, and hold harmless the ACSYS Shareholders from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by, a ACSYS Shareholder and resulting from, based upon, or arising out of:

                 (i) the inaccuracy, untruth, incompleteness or breach of any representation or warranty of ICCE contained in or made pursuant to this Agreement or in any certificate, Schedule, or Exhibit furnished by ICCE in connection herewith and for purposes of this Section 8.1(b) any qualification of such representations and warranties by reference to the materiality of matters stated therein or as to matters having or not having a "Material Adverse Effect" shall be disregarded in determining any inaccuracy, untruth, incompleteness or breach thereof; and

                 (ii) a breach of or failure to perform any covenant or agreement of ICCE made in this Agreement.

            (c) Subject to the terms and conditions of this Article 8, the ICCE Shareholders severally (in proportion to their respective ownership of shares of ICCE Common Stock held as of the date hereof by ICCE Shareholders), not jointly, agree to indemnify, defend, and hold harmless ICCE from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by, ICCE or any of its Subsidiaries and resulting from, based upon, or arising out of:

                 (i) the inaccuracy, untruth, incompleteness or breach of any representation or warranty of ICCE contained in or made pursuant to this Agreement or in any certificate, Schedule, or Exhibit furnished by ICCE in connection herewith and for purposes of this Section 8.1(c) any qualification of such representations and warranties by reference to the materiality of matters stated therein or as to matters having or not having a "Material Adverse Effect" shall be disregarded in determining any inaccuracy, untruth, incompleteness or breach thereof; and

                 (ii) a breach of or failure to perform any covenant or agreement of ICCE made in this Agreement.

       8.2  PROCEDURES FOR INDEMNIFICATION.
            ------------------------------

            (a) An Indemnification Claim shall be made by an Indemnitee by delivery of a written notice to the Indemnitor Representative (as defined in Section 9.10 below) requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as such Indemnitee shall have concerning such Third Party Claim.

            (b) If the Indemnification Claim involves a Third Party Claim the procedures set forth in Section 8.3 shall be observed by the Indemnitee and the Indemnitor Representative(s).

            (c) If the Indemnification Claim involves a matter other than a Third Party Claim, the Indemnitor Representative(s) shall have 30 days to object to such Indemnification Claim by delivery of a written notice of such objection to such Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by the Indemnitor Representative(s) on behalf of all Indemnitors, and the Indemnification Claim shall be paid in accordance with subsection (d) hereof.

            (d) Upon determination of the amount of an Indemnification Claim, whether by agreement between the Indemnitor Representative(s) and the Indemnitee or by an arbitration award or by any other final adjudication, the Indemnitors shall pay the amount of such Indemnification Claim within ten days of the date such amount is determined. In the event that the ACSYS Shareholders are the Indemnitors that are required to pay an Indemnification Claim, if the ACSYS Shareholders beneficially own shares of ICCE Common Stock as of such date, the ACSYS Shareholders shall, if so required by ICCE, pay the amount of such Indemnification Claim by surrender to ICCE of such number of shares of ICCE Common Stock as shall equal the quotient obtained by dividing the amount of such Indemnification Claim by the amount set forth in Section 8.2 of the ICCE Disclosure Memorandum; provided, that if the ACSYS Shareholders do not beneficially own a sufficient number of shares of ICCE Common Stock to pay in full the amount of such Indemnification Claim by surrender of such shares as provided in the preceding clause of this sentence, the ACSYS Shareholders shall surrender to ICCE such number of shares of ICCE Common Stock as such ACSYS Shareholders beneficially own and shall pay any remaining balance of the Indemnification Amount in cash.

       8.3  THIRD PARTY CLAIMS.  The obligations and liabilities of the parties
            ------------------
hereunder with respect to a Third Party Claim shall be subject to the following terms and conditions:

            (a) The Indemnitee shall give the Indemnitor Representative(s) written notice of a Third Party Claim promptly after receipt by the Indemnitee of notice thereof, and the Indemnitor Representative(s), on behalf of the Indemnitors, may undertake the defense, compromise and settlement thereof by representatives of its own choosing reasonably acceptable to the Indemnitee. The failure of the Indemnitee to notify the Indemnitor Representative(s) of such claim shall not relieve the Indemnitors of any liability that they may have with respect to such claim except to the extent the Indemnitor Representative(s) demonstrates that the defense of such claim is prejudiced by such failure. The assumption of the defense, compromise and settlement of any such Third Party Claim by the Indemnitor Representative(s) shall be an acknowledgment of the obligation of the Indemnitors to indemnify the Indemnitee with respect to such claim hereunder unless the Indemnitors provide notice otherwise at the time such defense is assumed. If the Indemnitee desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, the Indemnitor Representative(s) fail or refuse to undertake the defense of such Third Party Claim within ten (10) days after written notice of such claim has been given to the Indemnitor Representative(s) by the Indemnitee, the Indemnitee shall have the right to undertake the defense, compromise and settlement of such claim with counsel of its own choosing. In the circumstances described in the preceding sentence, the Indemnitee shall, promptly upon its assumption of the defense of such claim, make an Indemnification Claim as specified in Section 8.2 which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein.

            (b) If, in the reasonable opinion of the Indemnitee, any Third Party Claim or the litigation or resolution thereof involves an issue or matter which could have a material adverse effect on the business, operations, assets, properties or prospects of the Indemnitee (including, without limitation, the administration of the tax returns and responsibilities under the tax laws of the Indemnitee), the Indemnitee shall have the right to control the defense, compromise and settlement of such Third Party Claim undertaken by the Indemnitor Representative(s), and the costs and expenses of the Indemnitee in connection therewith shall be included as part of the indemnification obligations of the Indemnitors hereunder. If the Indemnitee shall elect to exercise such right, the Indemnitor Representative(s) shall have the right to participate in, but not control, the defense, compromise and settlement of such Third Party Claim at its sole cost and expense.

            (c) No settlement of a Third Party Claim involving the asserted liability of the Indemnitors under this Article 8 shall be made without the prior written consent by or on behalf of the Indemnitor Representative(s), which consent shall not be unreasonably withheld or delayed. Consent shall be presumed in the case of settlements of $20,000 or less where the Indemnitor Representative(s) has not responded within five business days of notice of a proposed settlement. If the Indemnitor Representative(s) assume the defense of such a Third Party Claim, (a) no compromise or settlement thereof may be effected by the Indemnitor Representative(s) without the Indemnitee's consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claim that may be made against the Indemnitee, (ii) the sole relief provided is monetary damages that are paid in full by the Indemnitors, and (iii) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnitee of a release, in form and substance satisfactory to the Indemnitee, from all liability in respect of such Third Party Claim, and (b) the Indemnitee shall have no liability with respect to any compromise or settlement thereof effected without its consent.

            (d) In connection with the defense, compromise or settlement of any Third Party Claim, the parties to this Agreement shall execute such powers of attorney as may reasonably be necessary or appropriate to permit participation of counsel selected by any party hereto and, as may reasonably be related to any such claim or action, shall provide access to the counsel, accountants and other representatives of each party during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such other party and will furnish to such other party copies of all such documents as may reasonably be requested (certified, if requested).

       8.4  INDEMNIFICATION EXCLUSIVE REMEDY.  If the Closing occurs, the
            --------------------------------
indemnification provided in this Article 8 and in the Escrow Agreement shall (except as prohibited by ERISA) be the exclusive remedy in any action seeking damages or any other form of monetary relief brought by any party to this Agreement against any other party, provided that, nothing herein shall be construed to limit the right of a party, in a proper case, to seek injunctive relief for a breach of this Agreement.

       8.5  SURVIVAL.  All representations, warranties and agreements of ACSYS
            --------
and the ACSYS Shareholders and ICCE contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Closing notwithstanding any investigation conducted with respect thereto or any knowledge acquired as to the accuracy or inaccuracy of any such representation or warranty.

       8.6  TIME LIMITATIONS.  The Indemnitors will have no liability to the
            ----------------
Indemnitees under or in connection with a breach of any of the representations, warranties, covenants or agreements made or to be performed by the Indemnitors contained in this Agreement unless written notice asserting an Indemnification Claim based thereon is given to the Indemnitor Representative(s) prior to the earlier of (i) 15 days following the issuance of post-Merger audited financial statements for ICCE and its subsidiaries on a consolidated basis which cover at least 30 days of post-Merger operations, and (ii) the first anniversary of the Closing Date.

       8.7  LIMITATIONS AS TO AMOUNT.  Indemnitors shall have no liability with
            ------------------------
respect to the matters described in Section 8.1 until the total of all Losses with respect thereto exceeds $100,000 and then only for the amount by which such Losses exceeds $100,000 with respect to the relevant class of Indemnitors. The limitations set forth in this Section shall not apply to any intentional misrepresentation or breach of warranty of any Indemnitor or any intentional failure to perform or comply with any covenant or agreement of any Indemnitor, and the Indemnitors shall be liable for all Losses with respect thereto. Notwithstanding any other term of this Agreement (except the proviso to this sentence), no ACSYS Shareholder shall be liable under this Article 8 for an amount which exceeds the fair market value (at the time when the amount of liability is determined) of the ICCE Common Stock received by such ACSYS Shareholder in connection with the Merger, provided that a ACSYS Shareholder's indemnification obligations pursuant to Section 8.1(a)(i) with respect to the representations and warranties made in Section 4.8 shall not be so limited. Notwithstanding any other term of this Agreement (except the proviso to this sentence), no ICCE Shareholder shall be liable under this Article 8 for an amount which exceeds the fair market value (at the time when the amount of liability is determined) of the ICCE Common Stock beneficially owned by such ICCE Shareholder as of the date hereof, provided that an ICCE Shareholder's indemnification obligations pursuant to Section 8.1(c)(i) with respect to the representations and warranties made in Section 5.7 shall not be so limited, and ICCE shall not be liable under this Article 8 for any amounts which exceed the aggregate limitation on the liability of all ICCE Shareholders as a group.

       8.8  TAX EFFECT AND INSURANCE.  The liability of the Indemnitors with
            ------------------------
respect to any Indemnification Claim shall be reduced by the tax benefit actually realized and any insurance proceeds received by the Indemnitees as a result of any Losses upon which such Indemnification Claim is based, and shall include any tax detriment actually suffered by the Indemnitees as a result of such Losses. The amount of any such tax benefit or detriment shall be determined by taking into account the effect, if any and to the extent determinable, of timing differences resulting from the acceleration or deferral of items of gain or loss resulting from such Losses and shall otherwise be determined so that payment by the Indemnitors of the Indemnification Claim, as adjusted to give effect to any such tax benefit or detriment, will make the Indemnitee as economically whole as is reasonably practical with respect to the Losses upon which the Indemnification Claim is based.

       8.9  ESCROW CLAIM.  Upon notice to the Indemnitor Representative for the
            ------------
ACSYS Shareholders specifying in reasonable detail the basis therefor, ICCE may give notice of an Escrow Claim under the Escrow Agreement. Neither the giving of nor the failure to give such notice of an Escrow Claim under the Escrow Agreement shall constitute an election of remedies nor limit ICCE in any manner in the enforcement of any other remedies that may be available to it under this Agreement or the Escrow Agreement.

       8.10 SUBROGATION.  Upon payment in full of any Indemnification Claim,
            -----------
whether such payment is effected by set-off or otherwise, or the payment of any judgment or settlement with respect to a Third Party Claim, the Indemnitors shall be subrogated to the extent of such payment to the rights of the Indemnitee against any person or entity with respect to the subject matter of such Indemnification Claim or Third Party Claim.

       8.11 APPOINTMENT OF INDEMNITOR REPRESENTATIVES.
            -----------------------------------------

            (a) Each ACSYS Shareholder constitutes and appoints Edward S. Baumstein as his or her true and lawful attorney-in-fact to act for and on behalf of such ACSYS Shareholder as Indemnitor Representative in all matters relating to or arising out of this Article 8. Each Indemnitor Representative shall act in all matters relating to or arising out of this Article 8 and the Liability or asserted Liability of such Indemnitor hereunder, including specifically, but without limitation, accepting and agreeing to the Liability of such Indemnitor with respect to any Indemnification Claim, objecting to any Indemnification Claim, disputing the Liability of such Indemnitor, or the amount of such Liability, with respect to any Indemnification Claim and prosecuting and resolving such dispute as herein provided, accepting the defense, compromise and settlement of any Third Party Claim on behalf of such Indemnitor or refusing to accept the same, settling and compromising the Liability of such Indemnitor hereunder, instituting and prosecuting such actions (including arbitration proceedings) as such Indemnitor Representative shall deem appropriate in connection with any of the foregoing, retaining counsel, accountants, appraisers and other advisers in connection with any of the foregoing, all for the account of each Indemnitor, each such Indemnitor agreeing to be fully bound by the acts, decisions and agreements of such Indemnitor Representative taken and done pursuant to the authority herein granted. Each ACSYS Shareholder hereby agrees to indemnify and to save and hold harmless such Indemnitor Representative from any Liability incurred by such Indemnitor Representative based upon or arising out of any act, whether of omission or commission, of such Indemnitor Representative pursuant to the authority herein granted, other than acts, whether of omission or commission, of such Indemnitor Representative that constitute gross negligence or willful misconduct in the exercise by such Indemnitor Representative of the authority herein granted.

            (b) Each ICCE Shareholder constitutes and appoints each of Mark E. Strassman and David C. Cooper, or either of them, as his or her true and lawful attorney-in-fact to act for and on behalf of such ICCE Shareholder as Indemnitor Representative in all matters relating to or arising out of this Article 8.
Each such Indemnitor Representative shall act in all matters relating to or arising out of this Article 8 and the Liability or asserted Liability of such Indemnitor hereunder, including specifically, but without limitation, accepting and agreeing to the Liability of such Indemnitor with respect to any Indemnification Claim, objecting to any Indemnification Claim, disputing the Liability of such Indemnitor, or the amount of such Liability, with respect to any Indemnification Claim and prosecuting and resolving such dispute as herein provided, accepting the defense, compromise and settlement of any Third Party Claim on behalf of such Indemnitor or refusing to accept the same, settling and compromising the Liability of such Indemnitor hereunder, instituting and prosecuting such actions (including arbitration proceedings) as each such Indemnitor Representatives shall deem appropriate in connection with any of the foregoing, retaining counsel, accountants, appraisers and other advisers in connection with any of the foregoing, all for the account of each Indemnitor, each such Indemnitor agreeing to be fully bound by the acts, decisions and agreements of either such Indemnitor Representative taken and done pursuant to the authority herein granted. Each ICCE Shareholder hereby agrees to indemnify and to save and hold harmless each such Indemnitor Representative from any Liability incurred by such Indemnitor Representative based upon or arising out of any act, whether of omission or commission, of such Indemnitor Representative pursuant to the authority herein granted, other than acts, whether of omission or commission, of such Indemnitor Representative that constitute gross negligence or willful misconduct in the exercise by such Indemnitor Representative of the authority herein granted.


                                   ARTICLE 9
                                  TERMINATION
                                  -----------

       9.1  TERMINATION.  Notwithstanding any other provision of this Agreement,
            -----------
and notwithstanding the approval of this Agreement by the shareholders of ACSYS, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

            (a)  By mutual consent of ICCE and ACSYS; or

            (b) By either Party, if the Effective Time has not occurred by 5:00 P.M. on the first business day following the date of this Agreement.

       9.2  EFFECT OF TERMINATION.  In the event of the termination and
            ---------------------
abandonment of this Agreement pursuant to Section 9.1, this Agreement shall become void and have no effect, except that the provisions of this Section 9.2 and Article 10 shall survive any such termination and abandonment.


                                  ARTICLE 10
                                 MISCELLANEOUS
                                 -------------

       10.1 DEFINITIONS.
            -----------

            (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

            "1933 ACT" shall mean the Securities Act of 1933, as amended.

            "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

            "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

            "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

            "ANCILLARY AGREEMENTS" shall mean the Employment Agreements, the Non-Solicitation Agreements, and the Registration Rights Agreement.

            "ACSYS COMMON STOCK" shall mean the no par value common stock of ACSYS.

            "ACSYS DISCLOSURE MEMORANDUM" shall mean the written information entitled "ACSYS Resources, Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to ICCE describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

            "ACSYS ENTITIES" shall mean, collectively, ACSYS, all ACSYS Subsidiaries and all predecessors thereto.

            "ACSYS FINANCIAL STATEMENTS" shall mean (i) the balance sheets (including related notes and schedules, if any) of ACSYS as of June 30, 1997, and as of December 31, 1996 and 1995, the related statements of income for the six months ended June 30, 1997, and for each of the three fiscal years ended December 31, 1996, 1995 and 1994, and the related changes in shareholders' equity and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 1996, 1995 and 1994, and (ii) the balance sheets (including related notes and schedules, if any) of CPA as of June 30, 1997, and as of December 31, 1996, the related statements of income for the six months ended June 30, 1997, and for the fiscal year ended December 31, 1996, and the related changes in shareholders' equity and cash flows (including related notes and schedules, if any) for the fiscal year ended December 31, 1996.

            "ACSYS MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of ACSYS and its Subsidiaries, taken as a whole, or (ii) the ability of ACSYS to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement.


           "ACSYS SUBSIDIARIES" shall mean the Subsidiaries of ACSYS, which shall include the ACSYS Subsidiaries described in Section 4.1 and any corporation or other organization acquired as a Subsidiary of ACSYS in the future and held as a Subsidiary by ACSYS at the Effective Time.

            "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

            "CERTIFICATE OF MERGER" shall mean the Certificate of Merger to be executed by ACSYS and Sub and filed with the Secretary of State of the Commonwealth of Pennsylvania relating to the Merger as contemplated by
   Section 1.1.

            "CLOSING DATE" shall mean the date on which the Closing occurs.

            "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

            "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

           "CPA" shall mean Career Placement Associates, Inc., C.P.A. Staffing, Inc., and C.P.A. Search, Inc. acquired by ACSYS as of August 12, 1997, with the merger effective August 22, 1997.

           "DEFAULT" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or
(iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

           "EMPLOYEE LEASING" shall mean an arrangement whereby a client of ACSYS places some or all of its workforce onto the payroll of ACSYS in a co-employment relationship in which ACSYS assumes responsibility for administration of payroll, benefits, and other human resources activities for the client; provided, however, that the term "Employee Leasing" does not include a temporary help arrangement, whereby an ACSYS Entity hires its own employees and assigns them to a client to support or supplement the client's workforce in special work situations, such as employee absences, temporary skill shortages, seasonal workloads, and special assignments and projects.

           "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

           "EQUITY RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

           "EXHIBITS" 1 through 6, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

           "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

           "GBCC" shall mean the Georgia Business Corporation Code.

           "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

           "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

           "ICCE AUDITED FINANCIAL STATEMENTS" shall mean the consolidated balance sheets of ICCE and the ICCE Companies as of December 31, 1996 and 1995, and consolidated statements of income, changes in shareholders' equity and cash flows (including related notes and schedules, if any) for the years ended December 31, 1996, 1995 and 1994, in each case reflecting consummation of the Reorganization Merger on a pooling of interests basis.

           "ICCE CAPITAL STOCK" shall mean, collectively, the ICCE Common Stock, the ICCE Preferred Stock and any other class or series of capital stock of ICCE.

           "ICCE COMMON STOCK" shall mean the no par value common stock of ICCE.

           "ICCE COMPANIES" shall mean David C. Cooper & Associates, Inc., DCCA Professional Temporaries, Inc., EKT, Inc., and Infinity Enterprises, Inc., together with ICCE Subsidiaries acquired after the date of this Agreement.

           "ICCE DISCLOSURE MEMORANDUM" shall mean the written information entitled "ICCE, Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to ACSYS describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

           "ICCE ENTITIES" shall mean, collectively, ICCE, all ICCE Subsidiaries and all predecessors thereto.

           "ICCE FINANCIAL STATEMENTS" shall mean (i) the ICCE Audited Financial Statements, and (ii) the consolidated balance sheets of ICCE (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to December 31, 1996.

           "ICCE MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of ICCE and its Subsidiaries, taken as a whole, or (ii) the ability of ICCE to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement.

           "ICCE PREFERRED STOCK" shall mean the no par value preferred stock of ICCE.

           "ICCE PRELIMINARY FINANCIAL STATEMENTS" shall mean the preliminary and tentative drafts of consolidated balance sheets of ICCE and the ICCE Companies as of December 31, 1996 and 1995, and consolidated statements of income, changes in shareholders' equity and cash flows for the three years ended December 31, 1996, in each case reflecting consummation of the Reorganization Merger on a pooling of interests basis.

           "ICCE SUBSIDIARIES" shall mean the Subsidiaries of ICCE, which shall include the ICCE Companies from and after the date of consummation of the Reorganization Merger and any corporation or other organization acquired as a Subsidiary of ICCE in the future and held as a Subsidiary by ICCE at the Effective Time.

           "INDEMNIFICATION CLAIM" shall mean a claim for indemnification under
Article 8.

           "INDEMNITEES" shall mean the ACSYS Shareholders or the ICCE Indemnitees, as the case may be, as the parties asserting an Indemnification Claim.

           "INDEMNITOR REPRESENTATIVE(S)" shall mean ICCE, in the case of ICCE, either of Mark E. Strassman or David C. Cooper, in the case of the ICCE Shareholders, and Edward S. Baumstein, in the case of the ACSYS Shareholders.

           "INDEMNITORS" shall mean the ACSYS Shareholders, the ICCE Shareholders or ICCE, as the case may be, as the parties against whom an Indemnification Claim is asserted.

           "INTELLECTUAL PROPERTY" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

           "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

           "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known or should reasonably have been known after due inquiry by the chairman, president, chief financial officer, chief accounting officer, chief operating officer, general counsel, any assistant or deputy general counsel, or any senior, executive or other vice president of such Person, and in the case of ACSYS, shall include the Knowledge of the ACSYS Shareholders.

           "LAW" shall mean any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

           "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

           "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reserva reservation, restriction, security interest, title retention or other security arrangement, or any ad verse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, and (ii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

           "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, governmental or other examination or investigation, hearing, administrative or other proceeding relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

           "LOSSES" shall mean any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), liabilities, costs, and expenses, including interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses.

           "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

           "OPERATING PROPERTY" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

           "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

           "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

           "PARTY" shall mean either ACSYS or ICCE, and "PARTIES" shall mean both ACSYS and ICCE.

           "PBCL" shall mean the Pennsylvania Business Corporation Law.

           "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

           "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

           "REGULATORY AUTHORITIES" shall mean, collectively, the SEC, the Federal Trade Commission, the United States Department of Justice, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

           "REORGANIZATION AGREEMENT" shall mean that certain Agreement and Plan of Reorganization, dated as of April 16, 1997, by and among ICCE, the ICCE Companies, Cooper Acquisition, Inc., DCCA Acquisition, Inc., EKT Acquisition, Inc. and Infinity Acquisition, Inc., as the same may be amended from time to time.

           "REORGANIZATION MERGER" shall mean the "Merger" defined in the Reorganization Agreement.

           "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

           "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

           "SUB COMMON STOCK" shall mean the $1.00 par value common stock of Sub.

           "SUBSIDIARIES" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

           "SURVIVING CORPORATION" shall mean ACSYS as the surviving corporation resulting from the Merger.

           "TAX RETURN" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

           "TAX" or "TAXES" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

           (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

       ACSYS Options                    Section 4.4(a)
       ACSYS Benefit Plans              Section 4.14
       ACSYS Contracts                  Section 4.15
       ACSYS ERISA Plan                 Section 4.14
       ACSYS Pension Plan               Section 4.14
       ACSYS Options                    Section 4.4
       ACSYS Shareholders               Article 4
       ACSYS Stock Plan                 Section 3.7
       ASR 130 and 135                  Section 3.6(b)
       Certificates                     Section 3.4
       Closing                          Section 1.2
       Dettore Agreement                Section 7.2(f)
       Escrow                           Section 3.8
       Escrow Agreement                 Section 3.9
       Effective Time                   Section 1.3
       Employment Agreements            Section 7.1(e)
       ERISA Affiliate                  Section 4.14(c)
       Exchange Ratio                   Section 3.1(c)
       ICCE Benefit Plans               Section 5.14
       ICCE Contracts                   Section 5.18
       ICCE ERISA Plan                  Section 5.14
       ICCE Pension Plan                Section 5.14
       Merger                           Section 1.1
       Merger Shares                    Section 3.1(c)
       Non-Solicitation Agreements      Section 7.1(f)
       Registration Rights Agreement    Section 7.1(d)
       Released Claims                  Section 6.3
       Releasees                        Section 6.3

           (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

     10.2  EXPENSES.
           --------

           (a) Except as otherwise provided in this Section 10.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

           (b) Nothing contained in this Section 10.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

     10.3  BROKERS AND FINDERS.  Each of the Parties represents and warrants
           -------------------
that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby; provided, however, that Janney Montgomery Scott shall be due a brokerage fee in connection with the Merger, which fee will be paid by ACSYS Entities at the Effective Time. In the event of a claim by any other broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by ACSYS or any ACSYS Shareholder or by ICCE, each of ACSYS and the ACSYS Shareholders and ICCE, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

     10.4  ENTIRE AGREEMENT.  Except as otherwise expressly provided herein,
           ----------------
this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

     10.5  AMENDMENTS.  To the extent permitted by Law, this Agreement may be
           ----------
amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of ACSYS Common Stock, there shall be made no amendment that pursuant to
Section 1924(a) of the PBCL requires further approval by such shareholders without the further approval of such shareholders.

     10.6  WAIVERS.
           -------

           (a) Prior to or at the Effective Time, ICCE, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by ACSYS or the ACSYS Shareholders, to waive or extend the time for the compliance or fulfillment by ACSYS or the ACSYS Shareholders of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of ICCE under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law (or that would constitute an amendment that, without shareholder consent, would be prohibited by the PBCL). No such waiver shall be effective unless in writing signed by a duly authorized officer of ICCE.

           (b) Prior to or at the Effective Time, ACSYS, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by ICCE, to waive or extend the time for the compliance or fulfillment by ICCE of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of ACSYS and the ACSYS Shareholders under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law (or that would constitute an amendment that, without shareholder consent, would be prohibited by the PBCL). No such waiver shall be effective unless in writing signed by a duly authorized officer of ACSYS.

           (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     10.7  ASSIGNMENT.  Except as expressly contemplated hereby, neither this
           ----------
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

     10.8  NOTICES.  All notices or other communications which are required or
           -------
permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

     ACSYS or
     any ACSYS Shareholder:  ACSYS Resources, Inc.
                             530 East Swedesford Road
                             Suite 202
                             Wayne, Pennsylvania  19087
                             Telecopy Number:  (610) 687-9456

                             Attention: Edward S. Baumstein

     Copy to Counsel:        Morgan, Lewis & Bockius LLP
                             2000 One Logan Square
                             Philadelphia, Pennsylvania 19103-6993
                             Telecopy Number:  (215) 963-5299

                             Attention: Stephen M. Goodman

     ICCE:                   ICCE, Inc.
                             Five Concourse Parkway
                             Suite 2700
                             Atlanta, Georgia 30328
                             Telecopy Number:  (770) 395-6521

                             Attention: Timothy Mann, Jr.

     Copy to Counsel:        Alston & Bird LLP
                             One Atlantic Center
                             1201 West Peachtree Street
                             Atlanta, Georgia 30309-3424
                             Telecopy Number:  (404) 881-7777

                             Attention: David E. Brown, Jr.

     10.9  GOVERNING LAW.  This Agreement shall be governed by and construed
           -------------
in accordance with the Laws of the State of Georgia, except to the extent that the Laws of the Commonwealth of Pennsylvania shall govern the provisions of Articles 1, 2 and 3, in each case without regard to any applicable conflicts of Laws.

     10.10 COUNTERPARTS.  This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     10.11 CAPTIONS; ARTICLES AND SECTIONS.  The captions contained in this
           -------------------------------
Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

     10.12 INTERPRETATIONS.  Neither this Agreement nor any uncertainty or
           ---------------
ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

     10.13 SEVERABILITY.  Any term or provision of this Agreement which is
           ------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers and each of the ICCE Shareholders and the ACSYS Shareholders has executed this Agreement under seal as of the day and year first above written.

                              ICCE, INC. SHAREHOLDERS:

                              /s/ David C. Cooper
                              -------------------
                              David C. Cooper

                              /s/ Mark E. Strassman
                              ---------------------
                              Mark E. Strassman

                              /s/ Mary Beth Chase
                              -------------------
                              Mary Beth Chase

                              /s/ D. Perry Brown
                              ------------------
                              D. Perry Brown

                              /s/ Kevin W. Cole
                              -----------------
                              Kevin W. Cole

                              /s/ Rosemarie Mahoney
                              ---------------------
                              Rosemarie Mahoney

                              /s/ Stephen S.Tutwiler
                              ----------------------
                              Stephen S. Tutwiler

                              /s/ Edward K. Turner
                              --------------------
                              Edward K. Turner

                              /s/ Teresa Gordon
                              -----------------
                              Teresa Gordon

                              /s/ Joseph Stauffer
                              -------------------
                              Joseph Stauffer

                              /s/ Robert Criscuolo
                              --------------------
                              Robert Criscuolo

                              ASRI MERGER SUBSIDIARY, INC.

                              By: /s/ Timothy Mann, Jr.
                                  _____________________
                                     President

                              ACSYS RESOURCES, INC.

                              By: /s/ Edward S. Baumstein
                                  -----------------------
                                  Edward S. Baumstein
                                     President

                              THE SHAREHOLDERS:

                              /s/ Edward S. Baumstein  (SEAL)
                              -----------------------
                              EDWARD S. BAUMSTEIN

                              /s/ Harold Sauer (SEAL)
                              -----------------
                              HAROLD SAUER

                              /s/ Domenic L. Vacca (SEAL)
                              ---------------------
                              DOMENIC L. VACCA

                              /s/ Albert Dettore (SEAL)
                              -------------------
                              ALBERT DETTORE

                              /s/ Louis J. Boohaker (SEAL)
                              ----------------------
                              LOUIS J. BOOHAKER

                              /s/ John R. Ficquette (SEAL)
                              ----------------------
                              JOHN R. FICQUETTE